                      SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A)
               OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement           / / Confidential, for use of the
                                              Commission only (as permitted
                                              by Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                            PEPSICO, INC.
__________________________________________________________________________
          (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):
   /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(i)(2) or Item 22(a)(2) of Schedule 14A.
   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.
   (1) Title of each class of securities to which transaction applies:
__________________________________________________________________________
   (2) Aggregate number of securities to which transaction applies:
__________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
__________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:
__________________________________________________________________________
   (5) Total fee paid:
__________________________________________________________________________
   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:
__________________________________________________________________________
   (2) Form, Schedule or Registration Statement No.:
__________________________________________________________________________
   (3) Filing Party:
__________________________________________________________________________
   (4) Date Filed:
__________________________________________________________________________

PEPSICO, INC.

Purchase, New York 10577-1444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

     The Annual Shareholders' Meeting will be held at PepsiCo's World Headquarters at 700 Anderson Hill Road, Purchase, New York, on Wednesday, May 3, 1995, from 9:00 A.M. to 11:00 A.M., Eastern Daylight Saving Time, to:

     1.   Elect directors.
     2.   Approve the appointment of independent auditors.
     3. Act upon five shareholder proposals set forth in the attached Proxy Statement.
     4. Transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on March 10, 1995 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

     PepsiCo hopes that as many shareholders as possible will personally attend the Meeting. IF YOU PLAN TO ATTEND, PLEASE CHECK THE BOX PROVIDED ON YOUR PROXY CARD. UPON RECEIPT OF YOUR PROXY WITH THE BOX CHECKED, WE WILL SEND YOU AN ADMISSION CARD.

     Whether or not you plan to attend the Meeting, please complete the enclosed proxy card, and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

                  By order of the Board of Directors,

March 28, 1995                                       EDWARD V. LAHEY, JR.
                                                               Secretary

PEPSICO, INC.

Purchase, New York 10577-1444


                                                         March 28, 1995


                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PepsiCo, Inc. ("PepsiCo") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 1995, and at any adjournment thereof.

     The Board requests that all shareholders complete the enclosed proxy card, and sign, date and return it as promptly as possible. Since many shareholders cannot personally attend, it is necessary that a large number be represented by proxy. The holders of record of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to hold the Meeting. Under North Carolina law, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting.

     Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

     PepsiCo's By-Laws require an affirmative vote of the holders of a majority of the shares of Capital Stock present in person or by proxy and entitled to vote for approval of each of the items listed on the proxy card and described herein, with the exception of election of directors, which requires a majority of the votes cast to elect; therefore, abstentions are counted in the total number of votes cast on all proposals except the election of directors. This has the effect of requiring a higher vote for passage of a proposal. Broker non-votes are not shares entitled to vote, are not counted in the total number of votes cast, and thus have no effect on the outcome of voting.

     At March 10, 1995, the record date, there were 787,801,790 shares of PepsiCo Capital Stock outstanding and entitled to one vote each at the Annual Meeting. These shares were registered in the names of 168,808 shareholders and, as far as is known to PepsiCo, no person owns beneficially more than 5% of the outstanding Capital Stock.

     This Proxy Statement is first being mailed on or about March 28, 1995.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)


     Twelve directors are to be elected at the Annual Meeting, to hold office from election until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The following nominees have been proposed by the Board of Directors and are currently serving as directors:


JOHN F. AKERS, former Chairman of the Board and Chief Executive Officer of International Business Machines Corporation, has been a member of PepsiCo's Board since May 1991. Mr. Akers joined IBM in 1960 and was Chairman and Chief Executive Officer from 1986 until 1993. He is also a director of The New York Times Company, Springs Industries, Inc. and Zurich Insurance Company--U.S. Mr. Akers is 60 years old.


ROBERT E. ALLEN, Chairman of the Board and Chief Executive Officer of AT&T Corp., has been a member of PepsiCo's Board since February 1990. He began his career at AT&T in 1957 when he joined Indiana Bell. He was elected President and Chief Operating Officer of AT&T in 1986, and assumed his present responsibilities in 1988. He is also a director of Bristol-Myers Squibb Company and Chrysler Corp. Mr. Allen is 60 years old.


D. WAYNE CALLOWAY, Chairman of the Board and Chief Executive Officer of PepsiCo, was elected to PepsiCo's Board in 1983. Mr. Calloway joined PepsiCo in 1967, became President and Chief Operating Officer of Frito-Lay, Inc. in 1976, and became Chairman of the Board and Chief Executive Officer of Frito-Lay in 1978. Mr. Calloway became Executive Vice President and Chief Financial Officer of PepsiCo in 1983 and President and Chief Operating Officer in 1985. He assumed his current position in 1986. Mr. Calloway is a director of Citicorp, General Electric Company and Exxon Corporation. Mr. Calloway is 59 years old.


ROGER A. ENRICO, Vice Chairman of the Board of PepsiCo and Chairman, PepsiCo Worldwide Restaurants, was elected to PepsiCo's Board in 1987. He joined PepsiCo in 1971. In 1983 Mr. Enrico became President and Chief Executive Officer of Pepsi-Cola USA. He became President and Chief Executive Officer of PepsiCo Worldwide Beverages in 1986, Chairman and Chief Executive Officer of Frito-Lay, Inc. in 1991 and Chairman and Chief Executive Officer of PepsiCo Worldwide Foods in 1992, assuming his present positions as Vice Chairman of PepsiCo in 1993, and Chairman, PepsiCo Worldwide Restaurants, at the end of 1994. He is also a member of the Board of Directors of Dayton Hudson Corporation and The Prudential Insurance Company of America. Mr. Enrico is 50 years old.


JOHN J. MURPHY, Chairman and Chief Executive Officer of Dresser Industries, was elected a director of PepsiCo in 1984. Mr. Murphy joined Dresser in 1952 and was elected its Chairman and Chief Executive Officer in 1983. He is also a director of NationsBank Corporation and Kerr-McGee Corporation. Mr. Murphy is 63 years old.

ANDRALL E. PEARSON was elected a director of PepsiCo in 1970. Mr. Pearson was PepsiCo's President and Chief Operating Officer from 1971 through 1984. He was a Professor at the Harvard Business School from 1985 until 1993, and is a director of The May Department Stores Company and The Travelers Group. He is also a general partner of Clayton, Dubilier & Rice, Inc., a director of Lexmark International, Inc. and Chairman of the Board of Kraft Foodservice Company. Mr. Pearson is 69 years old.


SHARON PERCY ROCKEFELLER was elected a director in 1986. She is President and Chief Executive Officer of WETA public stations in Washington, D.C., a position she has held since 1989, and was a member of the Board of Directors of WETA from 1985 to 1989. She is a member of the Board of Directors of Public Broadcasting Service, Washington, D.C. and was a member of the Board of Directors of the Corporation for Public Broadcasting until 1992. Mrs. Rockefeller has also been a Member of the Democratic National Committee. Mrs. Rockefeller is 50 years old.


ROGER B. SMITH, former Chairman and Chief Executive Officer of General Motors Corp., was elected to PepsiCo's Board in 1989. Mr. Smith joined General Motors Corp. in 1949 and became its Chairman and Chief Executive Officer in 1981. He serves on the Board of Directors of Citicorp, International Paper Co. and Johnson & Johnson. Mr. Smith is 69 years old.


ROBERT H. STEWART, III, a director since 1965 and Chairman of the Board's Compensation Committee, is Vice Chairman of Bank One, Texas, N.A. In 1987, Mr. Stewart became Chairman of the Board of First RepublicBank Corporation, a position he held until joining LaSalle Energy Corp. where he was Vice Chairman of the Board from August 1987 until its sale in November 1989.
Mr. Stewart then became Vice Chairman of Team Bank, assuming his present position in November 1992 upon the acquisition of Team Bancshares Inc. by BANC ONE CORPORATION. He is also a director of ARCO Chemical Co. Mr. Stewart is 69 years old.


FRANKLIN A. THOMAS was elected to PepsiCo's Board in November 1994. Mr. Thomas has been President of the Ford Foundation since 1979. From 1967 to 1977, he was President and Chief Executive Officer of the Bedford-Stuyvesant Restoration Corporation. From 1977 to 1979 Mr. Thomas had a private law practice in New York City. He is also a director of ALCOA, AT&T, CBS Inc., Citicorp and Cummins Engine Company, Inc. Mr. Thomas is 60 years old.


P. ROY VAGELOS, former Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., has been a member of PepsiCo's Board since 1992. Dr. Vagelos joined Merck in 1975 and became President and Chief Executive Officer in 1985. He became a director in 1984, and Chairman in 1986, retiring from that position in November 1994. Dr. Vagelos is also a director of The Prudential Insurance Company of America, McDonnell Douglas Corporation and Chairman of the Board of Regeneron Pharmaceuticals Inc.
Dr. Vagelos is 65 years old.

ARNOLD R. WEBER was elected to PepsiCo's Board in 1978, and is Chairman of the Audit Committee. Dr. Weber is Chancellor of Northwestern University and has held various government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Aon Corp., Burlington Northern, Inc., Inland Steel Company, The Tribune Co. and Deere Co. Dr. Weber is 65 years old.


     Should any of the foregoing nominees for director become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may designate.

     OWNERSHIP OF CAPITAL STOCK BY DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth, as of March 10, 1995, the shares of PepsiCo Capital Stock beneficially owned by each director and nominee, by each named executive officer individually, and by all directors and executive officers as a group:

     Name of Individual or               Number of Shares
     Number of Persons in Group          Beneficially Owned(1)(2)
     --------------------------          ------------------------
     John F. Akers                               11,800
     Robert E. Allen                              3,070
     D. Wayne Calloway                        1,992,158
     Roger A. Enrico                            519,624
     John J. Murphy                              10,509
     Andrall E. Pearson                         154,577
     Sharon Percy Rockefeller                    30,245
     Roger B. Smith                               6,022
     Robert H. Stewart, III                      68,200
     Franklin A. Thomas                             500
     P. Roy Vagelos                               2,655
     Arnold R. Weber                             19,345
     Robert G. Dettmer                          405,110
     Robert L. Carleton                          37,886
     Edward V. Lahey, Jr.                       280,556
     All directors and executive officers
       as a group (17 persons)                3,729,429
____________________________

     (1) Each director and executive officer has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 34,645 shares is shared with their spouses or children. The shares shown include 3,140,948 shares of PepsiCo Capital Stock with respect to which certain directors and executive officers have a right to acquire beneficial ownership within 60 days.

     (2) Such shares do not include 714,500 shares or options in the aggregate, held by children or spouses of directors or executive officers, or by foundations or estates of which directors and executive officers serve as trustees or directors, as to which beneficial ownership is disclaimed. The shares shown also do not include the following number of PepsiCo Capital Stock equivalents, which are held in PepsiCo's deferred income program: Robert E. Allen 9,364 shares; Robert G. Dettmer 138,168 shares; Roger A. Enrico 8,568 shares; John J. Murphy 1,540 shares; Andrall
E. Pearson 6,179 shares; Roger B. Smith 15,302 shares; Arnold R. Weber 2,343 shares; and all directors and executive officers as a group 181,464 shares.

     Directors and executive officers as a group own less than 1% of outstanding Capital Stock. No director or executive officer owns more than 3/10 of 1% of outstanding Capital Stock.

     BOARD MEETINGS AND COMMITTEES OF THE BOARD. PepsiCo's Board, which held six meetings during the year, consists of ten independent outside directors, and D. Wayne Calloway and Roger A. Enrico. Because of its compact, independent structure, the Board does not operate through a variety of Committees and all outside directors serve on the two existing committees. Matters such as nominations for Board membership or issues raised by shareholders are dealt with by the full Board.

     The Audit Committee, which was established in 1967, held two meetings in 1994. The Committee reviews external and internal audit plans and activities, reviews PepsiCo's annual financial statements, reviews PepsiCo's system of internal financial controls, approves the fees for audit, audit-related and nonaudit services provided by the independent auditors, and recommends to the Board the annual selection of independent auditors.

     The Compensation Committee, which has been active under various names since 1955, also held two meetings during 1994. The Compensation Committee has responsibility for administering PepsiCo's incentive plans, setting policies that govern executives' annual compensation and long-term incentives, and reviews management performance, development and succession.

     Due to surgery, Robert E. Allen was unable to attend a total of four meetings which were held on two days; consequently, he attended fewer than 75% of the total number of Board and Committee meetings. Excluding Mr. Allen, average attendance by directors at Board and Committee meetings was approximately 91%.

     REMUNERATION OF DIRECTORS. Directors who are employees receive no additional remuneration for serving as directors. All other directors receive annual retainers of $70,000 and an annual grant of PepsiCo Capital Stock with a value of approximately $30,000 on the date of the grant. Directors may elect to defer payment of their retainers and stock grants. If the stock grant is deferred, the only investment option available is PepsiCo Capital Stock equivalents, payable only in cash. Deferrals may not be made for less than one year.

                         EXECUTIVE COMPENSATION

        Compensation Committee Report on Executive Compensation

Executive Pay Policy

     PepsiCo's executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse domestic and international executives. This is essential for PepsiCo to achieve its challenging worldwide performance objectives and to continue to achieve outstanding shareholder returns. As a result, the Committee has determined that executive compensation opportunities, including those for PepsiCo's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below target performance.

     The Compensation Committee annually examines short-term and long-term compensation levels for the CEO and other senior executives against a survey of the compensation practices of a group of leading consumer product companies. This review is validated against surveys of the compensation practices of a broader range of major companies, including the Fortune 50. Together these companies are referred to as the "survey companies." These reviews also compare PepsiCo's short and long-term results with the performance of the survey companies, to ensure a pay for performance linkage. The survey companies include some, but not all, of the companies covered in the Standard & Poor's 500 Beverage, Food and Restaurant Indices included on the Performance Graph on page 8.

     The Committee believes that our executive compensation programs have met their objectives. PepsiCo has been able to attract and retain the executive talent necessary to support a corporation which has nearly tripled its sales over the last seven years, while providing superior shareholder returns.

Specific Compensation Programs

     PepsiCo's executive compensation mix includes a base salary, annual cash bonus awards, and long-term incentive compensation in the form of performance units and stock options. Overall, these programs are intended to be performance-oriented, with the principal portion of executive compensation opportunities tied to achievement of annual objectives and long-term shareholder returns. It is the Committee's intention that substantially all executive compensation be deductible for federal income tax purposes.

     Salary ranges for the CEO and the other executive officers are based on the underlying accountabilities of each executive's position, which are reviewed on a regular basis and benchmarked against similar positions among the survey companies. These salary ranges are targeted at the upper end of salaries for similar positions at the survey companies, however, individual salaries are capped at $1 million.

     Bonus awards for PepsiCo's CEO and executive officers are paid based on PepsiCo's overall performance against specified earnings targets set in advance in accordance with the shareholder approved 1994 Executive
Incentive Compensation Plan. The amount of the award an executive is eligible to receive will increase if higher earnings per share targets are achieved. No payment will be made if the minimum earnings target is not met. Once those earnings targets are achieved, the Committee exercises its discretion to determine the exact amount of the bonus to be paid to each executive officer. In determining the bonus of executive officers other than the CEO, the Committee considers PepsiCo's performance as well as subjective personal factors such as quality of strategic plans, organizational and management development and special project or idea leadership. The CEO's bonus is based on the Committee's subjective assessment of a broad range of performance measures, including PepsiCo's financial results, strategic position, market share and performance compared to the broad range of major companies included in the survey companies.

     Long-term awards, made under the shareholder approved 1994 Long-Term Incentive Plan, have generally been granted every other year in the form of performance units and stock options. Performance units are paid after four years based on achieving earnings per share growth targets set in advance by the Committee. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in PepsiCo's Capital Stock. Most become exercisable at the end of four years, and are exercisable thereafter for six years. PepsiCo's CEO and other executive officers are given the opportunity to choose the mix of performance units and stock options in their long-term awards. The CEO and most executives have elected 100% stock options.

Performance Evaluation

     The Committee meets without the CEO to evaluate his performance, and with the CEO to evaluate the performance of other executive officers. The 1994 salaries, bonuses and long-term incentive awards for the corporation's CEO and executive officers set forth on page 9 were reviewed and approved at meetings of the Compensation Committee held in January 1994 and January 1995.

     Decisions on senior executive officers' salaries and salary increases were based on individual performance evaluations. As described above, decisions on senior executive officers' bonus awards were based on PepsiCo's performance against established earnings targets and on individual performance. Last year PepsiCo exceeded the minimum earnings targets.

     The CEO's 1994 salary was capped at $1 million. The primary performance measures used to determine the CEO's 1994 bonus award were earnings results, the strength of PepsiCo's strategic position and its five-year earnings per share growth and total return to shareholders as compared to the survey companies. With respect to earnings per share growth and total shareholder return, PepsiCo ranked in the top one-third of the survey companies. The overall performance measures were not assigned specific weights, but rather were weighted subjectively by each member of the Compensation Committee. PepsiCo's fiscal 1994 earnings per share growth (adjusted for unusual items) was 10%.

     Long-term incentive awards were made to the executive officers last year. Long-term incentive levels for PepsiCo's CEO and other executive officers are based on comparisons of award levels at the survey companies. These long-term awards, which are intended as incentives for future performance and are not based on past corporate performance, are targeted at the upper end of awards for similar positions at the survey companies.

     The Performance Graph on page 8 compares PepsiCo's five year cumulative total return to the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Beverage, Food and

<PAGE 8>

Restaurant Indices. PepsiCo's compounded annual total shareholder return for the five years ended December 31, 1994 was 13%.

                           COMPENSATION COMMITTEE:

        JOHN F. AKERS                ROGER B. SMITH
        ROBERT E. ALLEN              ROBERT H. STEWART, III
        JOHN J. MURPHY               FRANKLIN A. THOMAS
        ANDRALL E. PEARSON           P. ROY VAGELOS
        SHARON PERCY ROCKEFELLER     ARNOLD R. WEBER


     Compensation Committee Interlocks and Insider Participation.  Andrall
E. Pearson, who serves as a member of the Compensation Committee, was PepsiCo's President and Chief Operating Officer until 1984.


                           Performance Graph

     Set forth below is a graph showing the five-year cumulative total return of PepsiCo Capital Stock as compared with Standard & Poor's 500 Stock Index and the weighted average of Standard & Poor's 500 Beverage (Soft Drink), Food and Restaurant Indices. The information presented is based on a calendar year, and the composite index is weighted based on 1994 sales.

                         1989       1990      1991       1992       1993       1994
                         ----       ----      ----       ----       ----       ----
PEPSICO                  $100       $124      $164       $204       $204       $184
S&P AVG. OF 3 IND. GRPS. $100       $105      $155       $175       $185       $195
S&P 500                  $100       $ 97      $126       $136       $150       $152

                                                 Summary Compensation Table
                                                                             Long-Term
                                       Annual Compensation                  Compensation
                         -----------------------------------------  -------------------------
                                                                    Awards       Payouts
                                                                    -------------------------

                                                       Other        Securities  Long-Term
                                                       Annual       Underlying  Incentive      All Other
Name and Principal                                     Compensa-    Options     Plan           Compensa-
Position                 Year   Salary ($)  Bonus ($)  tion ($)     (#)         Payouts($)     tion ($)(1)
- -----------------------  -----  ----------  ---------  ----------   ----------  ----------     -----------
D. Wayne Calloway
   Chairman of the       1994     968,269   1,975,000  120,786(2)   359,276          0           3,416
   Board and Chief       1993   1,191,154   1,700,000   91,340(2)     5,423          0           3,830
   Executive Officer     1992   1,093,077   1,200,000   75,584(2)   393,050          0           4,224

Robert G. Dettmer
   Executive Vice        1994     482,808     347,355   19,373      120,532          0         225,797(3)
   President and Chief   1993     445,769     302,200   13,210        1,861          0         121,193(3)
   Financial Officer     1992     420,769     332,800    6,971      131,900          0          90,969(3)

Roger A. Enrico
   Vice Chairman of the  1994     735,404     611,730   79,754(2)    52,273     1,340,036(4)     2,823
   Board; Chairman,      1993     678,077     543,200   10,817        2,692          0           2,986
   PepsiCo Worldwide     1992     621,538     595,200    3,828       55,791          0           3,131
   Restaurants

Robert L. Carleton
   Senior Vice           1994     297,050     188,410   10,761       66,705          0              0
   President and         1993     270,977     163,740    9,732        1,003          0              0
   Controller            1992     250,769     160,990    5,537       55,694          0              0

Edward V. Lahey, Jr.
   Senior Vice           1994     370,692     229,950   10,362       86,819          0           1,827
   President, General    1993     335,769     210,800   10,142        1,304          0           1,994
   Counsel and           1992     310,769     223,500    5,329       94,793          0           2,155
   Secretary

_____________

     (1) The amounts indicated for each named executive officer include a portion of the annual cost of life insurance policies on the lives of its key employees paid by PepsiCo. PepsiCo is reimbursed for its payments from the proceeds of the policy in the event a covered employee dies while employed by PepsiCo.
     (2) Included in this amount are benefits from the use of corporate transportation ($79,257 in 1994, $51,557 in 1993 and $42,888 in 1992 for
Mr. Calloway; $42,757 in 1994 for Mr. Enrico).
     (3) Of the $225,797 in 1994, $3,823 is for life insurance (see (1)) and $221,974 is preferential earnings on income deferred by Mr. Dettmer since 1978. In order to earn a preferential return, Mr. Dettmer elected a risk feature under which, if he terminated his employment, he would forfeit all his deferred income. In 1993, $121,193 represents $4,495 for life insurance and $116,698 for preferential earnings on income and in 1992, $90,969 represents $5,098 for life insurance and $85,871 for preferential earnings. Earnings for 1994 on Mr. Dettmer's deferred income were for five quarters.
     (4) Payment of this amount has been deferred by Mr. Enrico. The amount vested as a result of PepsiCo's achievement of a 10% cumulative earnings per share growth target over a four-year period.

                                 Option Grants in Last Fiscal Year

                                                                          Potential Realizable Value
                                                                            at Assumed Annual Rates
                                                                        of Stock Price Appreciation for
                                      Individual Grants                     Ten-Year Option Term
                      ----------------------------------------------     -------------------------------

                      Number of
                      Securities   % of Total
                      Under-       Options
                      lying        Granted to   Exercise
                      Options      Employees    or Base
                      Granted      in Fiscal    Price       Expiration
Name                    (#)        Year (1)      ($/Sh)        Date       5% ($)(2)         10% ($)(2)
- --------------------  ------------ -----------  --------    ----------    --------------    -------------

D. Wayne Calloway       7,776(3)    .056        30.75       6/30/04         150,376            381,083
                      351,500(4)   2.547        40.00       1/27/04       8,842,258         22,408,019

Robert G. Dettmer       2,532(3)    .018        30.75       6/30/04          48,965            124,087
                      118,000(4)    .855        40.00       1/27/04       2,968,383          7,522,464

Roger A. Enrico         4,148(3)    .030        30.75       6/30/04          80,216            203,283
                       48,125(4)    .349        40.00       1/27/04       1,210,622          3,067,954

Robert L. Carleton      1,405(3)    .010        30.75       6/30/04          27,171             68,856
                       60,500(4)    .438        40.00       1/27/04       1,521,925          3,856,857
                        4,800(5)    .035        41.6875     1/23/02         125,842            318,908

Edward V. Lahey, Jr.    1,819(3)    .013        30.75       6/30/04          35,177             89,145
                       85,000(4)    .616        40.00       1/27/04       2,138,242          5,418,724

All PepsiCo                                     30.75                     15.28 billion (6)  38.71 billion(6)
    Shareholders           -          -         40.00         -           19.87 billion (6)  50.36 billion(6)


_______________

     (1) Does not include approximately 11,633,000 options granted to approximately 128,000 employees under PepsiCo's SharePower Stock Option Plan.

     (2) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of PepsiCo's stock. If PepsiCo's stock does not increase in value, then the option grants described in the table will be valueless.

     (3) Twenty percent of these options becomes exercisable one year after the grant date, July 1, 1994, and an additional twenty percent becomes exercisable each year thereafter.

     (4)  These options become exercisable on February 1, 1998.

     (5)  These options become exercisable on February 1, 1996.

     (6) These amounts do not include dividends and are based on the number of shares of PepsiCo Capital Stock outstanding on December 31, 1994.

                     Aggregated Option Exercises in Last Fiscal Year
                                 and FY-End Option Values

                      Shares Ac-
                      quired on-               Number of Securities Under-
                      Exercise     Value       lying Unexercised Options at  Value of Unexercised In-the-
Name                  (#)          Realized    FY-End                        Money Options at FY-End (1)
- ------------------    ----------   --------    ----------------------------  ----------------------------
                                               Exercisable    Unexercisable  Exercisable   Unexercisable
                                               ------------   -------------  ------------  -------------

D. Wayne Calloway     0            0           1,822,222      1,507,603      $42,940,918   $21,677,868

Robert G. Dettmer     0            0             390,626        254,381        8,506,468       455,661

Roger A. Enrico       0            0             491,524        635,865       11,911,840    14,440,142

Robert L. Carleton    168,576      $4,202,799      3,857        123,467           45,269       194,928

Edward V. Lahey,      0            0             265,985        182,997        5,788,980       327,487
Jr.

__________

     (1) The closing price of PepsiCo Capital Stock on December 30, 1994, the last trading day prior to PepsiCo's fiscal year end, was $36.25.


                  Long-Term Incentive Plans -- Awards in Last Fiscal Year
                                                  Estimated Future Payouts under
                                                  Non-Stock Price-Based Plans
                                             ---------------------------------------

                 Number of    Period Until
                 Performance  Maturation or                                Maximum
Name             Units        Payout         Threshold (1)   Target (1)    (1)
- --------------   -----------  ------------   -------------   -----------  ---------

Roger A. Enrico     48,125      4 years         $481,250      $1,925,000   $1,925,000

__________

     (1) The target payout is based on 10% Cumulative Earnings per Share Growth ("CE/SG") for the years ended 1994 through 1997. In the event that the Corporation achieves 9% CE/SG, the participant receives 75% of the target, 8% CE/SG results in a 50% payment, 7% CE/SG results in a 25% payment and below 7% CE/SG would result in $0 payout.

                            Pension Plan Table


     The following table sets forth the approximate annual benefits payable upon normal retirement at age 65 after January 1, 1995 for the following remuneration classifications and years of service:

      Remuneration                      Years of Service
     -------------------------------------------------------------------
                   20         25         30         35         40
                   ---------  ---------  ---------  ---------  ---------
        $250,000     105,310    109,600    121,520    133,440    145,940
        $500,000     217,810    222,100    246,520    270,940    295,940
        $750,000     330,310    334,600    371,520    408,440    445,940
      $1,000,000     442,810    447,100    496,520    545,940    595,940
      $1,250,000     555,310    559,600    621,520    683,440    745,940
      $1,500,000     667,810    672,100    746,520    820,940    895,940
      $1,750,000     780,310    784,600    871,520    958,440  1,045,940
      $2,000,000     892,810    897,100    996,520  1,095,940  1,195,940
      $2,250,000   1,005,310  1,009,600  1,121,520  1,233,440  1,345,940
      $2,500,000   1,117,810  1,122,100  1,246,520  1,370,940  1,495,940
      $2,750,000   1,230,310  1,234,600  1,371,520  1,508,440  1,645,940
      $3,000,000   1,342,810  1,347,100  1,496,520  1,645,940  1,795,940
      $3,250,000   1,455,310  1,459,600  1,621,520  1,783,440  1,945,940
      $3,500,000   1,567,810  1,572,100  1,746,520  1,920,940  2,095,940


     The compensation covered by the Pension Plans (as defined below) is based on the combined amounts set forth under the headings "Salary" and "Bonus" of the Summary Compensation Table for each of the above-named executive officers. The years of credited service as of January 1, 1995 for the executive officers named on the Summary Compensation Table are as follows: D. Wayne Calloway -- 28 years; Robert G. Dettmer -- 22 years; Roger A. Enrico -- 23 years; Robert L. Carleton -- 20 years and Edward V. Lahey, Jr. -- 29 years.


     Computation of Benefits. PepsiCo's executive officers are participants in PepsiCo's Retirement Plan and PepsiCo's Pension Equalization Plan (which was adopted in 1975 to provide those benefits otherwise payable under the Retirement Plan but for ERISA limitations). Such Plans are hereinafter referred to as the "Pension Plans." Annual benefits payable under the Pension Plans to employees with 5 or more years of service at age 65 are, for the first 10 years of credited service, 30% of the employee's highest consecutive five-year average annual earnings plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over 10 years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

                   APPROVAL OF AUDITORS (PROXY ITEM NO. 2)

     The Audit Committee has recommended that KPMG Peat Marwick continue as PepsiCo's independent auditors for 1995. They have served as PepsiCo's independent auditors since 1990. They have been paid approximately $8.8 million for audit and audit-related services rendered for 1994. Representatives of KPMG Peat Marwick will be available to answer questions at the Annual Meeting and are free to make statements during the course of the meeting.

     The Board of Directors recommends that shareholders vote FOR this resolution.


                            SHAREHOLDERS' PROPOSALS

     Where proposals were submitted by more than one shareholder, PepsiCo will only list the primary filer's name, address and number of shares held. Information regarding co-filers will be furnished to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

                 Political Non-Partisanship (Proxy Item No. 3)

     Mrs. Evelyn Y. Davis, of the Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, who owns 450 shares of PepsiCo Capital Stock, has advised PepsiCo that she intends to introduce from the floor the following resolution for the reasons stated:

     "RESOLVED: That the stockholders of PepsiCo assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

     (a) The handing of contribution cards of a single political party to an employee by a supervisor.

     (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

     (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

     (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied on request to his supervisor.

     (e) Placing a preponderance of contribution cards of one party at mail station locations.

     Reasons: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not PepsiCo).

     If you AGREE, please mark your proxy FOR this proposal."

     BOARD OF DIRECTORS' RESPONSE:      PepsiCo, like all corporations, is
subject to many federal and state laws and regulations that govern corporate involvement in partisan political activity, and we fully comply with these laws and regulations. Some of the enumerated practices in the shareholder proposal are, in fact, already prohibited by either federal or state regulations.

     PepsiCo encourages its employees to participate voluntarily in civic and community affairs. We also respect the right of each employee to exercise lawfully his or her constitutional right to participate independently in the political process.

     PepsiCo's policies, together with federal and state laws and regulations, are more than sufficient to meet the concern raised by this proposal.

     The Board of Directors recommends that shareholders vote AGAINST this resolution.

                      Cumulative Voting (Proxy Item No. 4)

     John J. Gilbert, who owns 768 shares of PepsiCo Capital Stock, and John J. Gilbert and/or Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021-7943, co-trustees of 3,800 shares of PepsiCo Capital Stock under the will of Caston J. Gilbert, have advised PepsiCo of their intention to introduce from the floor the following resolution for the reasons stated:

     "RESOLVED: That the stockholders of PepsiCo, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

     Reasons: Continued strong support along the lines we suggest were shown at the last annual meeting when 22%, 10,276 owners of 116,524,000 shares, were cast in favor of this proposal. The vote against included 14,331 unmarked proxies.

     A law enacted in California provides that all state pension holdings and state college funds invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

     We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

     When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

     Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 they raised their dividend. We believe PepsiCo should follow their example.

     If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     BOARD OF DIRECTORS' RESPONSE: Resolutions with regard to cumulative voting submitted by these shareholders at previous annual meetings have been soundly defeated. The present system of voting for the election of directors, under which the holders of a majority of the shares elect a Board representing all shareholders, has served well and avoids the conflict created where a director is elected by a narrow constituency.

     The Board of Directors recommends that shareholders vote AGAINST this resolution.

                    Smokefree Restaurants (Proxy Item No. 5)

     The Dominican Sisters of Caldwell, Mount Saint Dominic, Caldwell, New Jersey 07006, who own 3,500 shares of PepsiCo Capital Stock, have, along with other religious institutions, submitted the following resolution for the reasons stated:

          "WHEREAS--the EPA says exposure to environmental tobacco smoke
(ETS) causes cancer in exposed healthy nonsmokers. The U.S. Public Health Service, National Academy of Sciences, National Cancer Institute, National Institute for Occupational Safety and Health, World Health Organization, American Medical Association and American Cancer Society agree.

     --   The effect of ETS on children annually causes 150,000 - 300,000 lower respiratory infections (LRI), 7,500 - 15,000 hospitalizations for LRI, 400,000 - 1,000,000 attacks of asthma, 8,000 - 26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functions.

     --   Millions of children visit our facilities.  In doing so they are often involuntarily exposed to ETS. The Texas Attorney General has sued five fast-food restaurant chains, charging them with jeopardizing customers' and employees' health.

     --   For restaurant workers like waiters and bartenders, the risk of getting lung cancer is 50% higher than the risk for others (The Journal of the American Medical Association). 'Restaurant waiters had about 1.5 times as great a likelihood of developing lung cancer as the general public' (The New York Times 7/28/93).

     --   Research also shows that employee and patron smoking costs money in the form of higher health insurance premiums, cleaning costs, fire, and fire insurance.

     --   Failure to provide a safe eating environment may put our Company at risk of being sued by nonsmoking employees, patrons, and/or the parents of children who develop health problems from ETS exposure.

     --   In 1994 McDonalds became smokefree in all its company-owned facilities, joining other large chains such as Arbys and Taco Bell.

          It has been noted that smokefree restaurants have not suffered adverse financial affects from their decision.

          RESOLVED that shareholders request the Board of Directors to adopt a policy making all our restaurants smokefree by 1996. We request the policy include stipulations that, beginning in 1996, all new franchisees' facilities be smokefree and all renewals of franchise agreements include smokefree facilities in the agreements.

          Supporting Statement. To the knowledge of this resolution's proponents, our Company has no smokefree policy covering all its facilities and franchisees. Yet data shows children and workers are liable to be victims of ETS inhaled in those restaurants. As for children's risk, John Banshaf, Executive Director of Action on Smoking and Health, says this 'demands immediate action to protect the most vulnerable and helpless nonsmokers: millions of infants, toddlers, and other young children.' As for workers, The Milwaukee Journal editorialized (7/1/93) regarding smoking bans in restaurants: 'Some courageous establishments have already done that, while others, fearing the loss of patrons, have hesitated. . . .It's true that many smokers find it hard to break the link between food, drink and smoke. Yet the study provides all the more reason for proprietors of such places to insist on the break. It's hardly fair for smokers to endanger the health of workers for the sake of a few puffs.'

          If you agree, please vote 'yes.'"

     BOARD OF DIRECTORS' RESPONSE: Several thousand of our restaurants are completely smoke-free and many others provide nonsmoking areas for patrons. All of our restaurants prohibit smoking in the kitchens and smoking by employees while on duty and all of our restaurants follow local, state and federal non-smoking regulations. In addition, PepsiCo's corporate headquarters is smoke-free and all of PepsiCo's divisions ban smoking in their headquarters.

     PepsiCo's restaurants have taken a very responsive approach on this public policy issue. After it determined a large majority of its customers preferred a smoke-free environment, Taco Bell not only made all of its company-owned restaurants smoke-free, but has urged its franchisees to do the same.

     In today's competitive quick service environment, where consumers have many restaurant choices, a flat ban on smoking that targets only our restaurants puts us at a competitive disadvantage. That is why Taco Bell, KFC and Pizza Hut joined with other members of The National Council of Chain Restaurants in publicly endorsing federal legislation that would prohibit or restrict smoking in all public facilities. This would put all restaurants, ours and everyone else's, on an equal footing where we can compete on the basis of our value, quality and service.

     The Board of Directors recommends that shareholders vote AGAINST this resolution.

                        Code of Conduct (Proxy Item No. 6)

     The Maryknoll Fathers and Brothers, P.O. Box 306, Maryknoll, New York 10545-0306, who own 300 shares of PepsiCo Capital Stock, have, along with one other shareholder, submitted the following resolution for the reasons stated:

          "WHEREAS PepsiCo's Code of Conduct functions as the company's statement of policy for worldwide business conduct. In it, PepsiCo promotes:

          -- adherence to the highest standards of personal and professional integrity and to avoid any situation that might reflect unfavorably on us . . . as a Company;

          --  precedence of ethical standards;

          --  achievement of equality of opportunity for all employees;

          -- 'fostering economic growth [which] strengthens both understanding and peace;'

          -- protecting the environment and 'maintaining open and constructive communication with local community and business leaders in order to bring to fruition mutually acceptable objectives;'

          -- stating 'its position on issues of national and international importance which may have an impact upon it or its operations throughout the world.'

          We commend PepsiCo for creating such forward looking guidelines. However, we believe these guidelines fall short in vitally important areas and that, in fact, PepsiCo's international conduct, at times, is in direct conflict with the company's own guidelines.

          For example, take the case of PepsiCo's expanding involvement in the police state of Burma, one of the world's most repressive countries, as confirmed by Amnesty International and the U.S. State Department. Many human rights groups believe PepsiCo's controversial business operations under the illegitimate military junta in fact hurts our reputation more than it builds respect in the world community. Furthermore, a clear case can be made that PepsiCo's Burma involvement strengthens the repressive military government through the payment of tax dollars, providing legitimacy to an ostracized government by investing there and portraying the country in a positive light which helps counter international criticism. We believe, this conflicts with our company's pledge to strengthen understanding and peace. In fact, Pepsi has done a special report on its Burma operations which, we believe, acts as an apology for Pepsi's involvement.

          But Burma is only one example. PepsiCo also does business in other countries with controversial human rights records: Indonesia, China, Guatemala, Saudi Arabia, Turkey and Thailand.

          Thus, we believe the PepsiCo Code needs significant expansion. Entirely absent from the present Code is clear human rights criteria. For example, Levi Strauss, in its Guidelines for Country Selection, states:
'We should not initiate or renew contractual relationships in countries where there are pervasive violations of human rights.' Other companies, such as Reebok and Phillips-Van Heusen, make commitments in their codes to honor human rights.

          RESOLVED the shareholders request the Board of Directors to review and update the PepsiCo Code of Conduct and report their revisions to shareholders and employees by September 1995. In its review, the Board shall include a section advising PepsiCo on making decisions on investing in or withdrawing from countries where there is a pattern of on-going and systematic violation of human rights, where a government is illegitimate or where there is a call by human rights advocates, pro-democracy organizations or legitimately elected representatives for economic sanctions against their country.

          Supporting Statement. We believe our company policy has a major loophole that needs to be addressed as it does business internationally. This resolution urges our Directors to take leadership and add to our Code."

     BOARD OF DIRECTORS' RESPONSE: In 1994, PepsiCo revised its Worldwide Code of Conduct. The Code, which promotes the highest standards of ethics and integrity as it relates to our international business practices, states: "Our objective is to be nonpolitical and to continue to be a good corporate citizen wherever we operate." We believe this is the best way to operate a worldwide business and firmly believe international commerce strengthens both understanding and peace.

     We do not agree with the actions of governments of every place we operate. However, due to the long-term nature of PepsiCo's businesses and the inevitability of political and social change, we long ago concluded that it is neither prudent nor appropriate for us to establish our own country-by-country foreign policy. Instead, we rely on the laws and foreign policy created by the U.S. government. The filers' proposal would put PepsiCo in the untenable position of having to assess and respond to any number of political and ideological disagreements which may arise wherever we do business.

     The Board of Directors recommends that shareholders vote AGAINST this resolution.

                Position on Health Care Reform (Proxy Item No. 7)

     The National Electrical Benefit Fund, 1125 15th Street, N.W., Washington, D.C. 20005, which holds 97,600 shares of PepsiCo Capital Stock, submitted the following resolution for the reasons stated:

          "RESOLVED: That the shareholders of PepsiCo, Inc. ("Company") urge our board of directors to examine the Company's position on the important public policy issue of national health care reform. From this examination, the board of directors will produce a written report that describes how the public policy positions our Company is advocating on national health care reform will effect the economic, social and personal welfare of our Company's shareholders, workers, customers, suppliers, the communities in which we do business, and the nation as a whole. The report shall also disclose the scope and the cost of the Company's national health care reform advocacy activities since 1991.

          The report shall exclude any proprietary information, be prepared at reasonable cost, not impose an undue burden on company employees, and be available to shareholders within six months after the 1995 annual meeting of shareholders.

          Supporting Statement. National health care reform has been the pre-eminent public policy issue over the past four years. Today's health care system has produced 50 million Americans with inadequate insurance and 37 million Americans with no insurance at all. The inability of the current health care system to provide universal coverage has produced great personal hardships, billions of dollars per year in uncompensated care, and an upward cost spiral that threatens the competitiveness and profitability of our Company and many other American businesses.

          PepsiCo's management has decided to publicly participate in the national health care debate. PepsiCo is a member of the steering committee of HEAL -- the Health Care Equity Action League. HEAL's public policy positions include:

          - the creation of a standard benefits package by the Federal government, 'in consultation with states, localities, businesses, labor, insurers and providers.'

          - the taxation of employee health care benefits that exceed 'the cost of a standard health care benefit package when it is established' as a way to control health care costs.

          - opposition to employer mandates, payroll taxes to finance health care premiums, and government price controls.

          PepsiCo's health care reform proposal is highly controversial. Particularly, attempting to control costs through the taxation of employee health benefits. Such a policy could create a large tax burden for our Company's employees, customers, and working families in America.

          We strongly believe that prior to getting our Company involved in a politically contentious, ideologically charged national public policy debate, such as health care reform, our Company's board of directors has a responsibility to examine the impact of the various national health care reform proposals on our Company's shareholders, workers, and other corporate constituencies and disclose those findings to shareholders. We believe thorough analysis and timely disclosure prior to entering into public policy debates helps insure that our Company acts responsibly."

     BOARD OF DIRECTORS' RESPONSE: The Company's health care reform position was determined after careful examination of the issues and review with our Board of Directors. The Company's position was summarized for shareholders in PepsiCo's 1993 Annual Report as follows:

     "PepsiCo supports specific reforms that expand access to healthcare, reform the insurance market for small employers and individuals, and promote consumer education. PepsiCo is opposed to proposals that replace the competitive marketplace with a government-run healthcare system and employer mandates."

     Like most large companies, PepsiCo belongs to a number of trade associations, many of which took positions on the health debate. Because no single association completely represented PepsiCo's point of view, the Company elaborated on its position in public testimony before Congress, which included a discussion of the economic impact of national healthcare reform proposals on the Company, its shareholders, employees, and customers and the communities in which it does business. All of this is available to the public and in fact was covered by the media. In addition, the Company has reported its lobbying expenses, in accordance with the law, and these reports are also publicly available.

     Because our position has been carefully considered and has been made available to the public, the Company does not see any reason to endorse the proponent's resolution. The Company's position is quite mainstream and we are pleased to note that the key elements of our basic position enjoy bipartisan support.

     The Board of Directors recommends that shareholders vote AGAINST this resolution.

                               OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Meeting. If matters other than the foregoing should arise at the Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

                            CONFIDENTIAL VOTING

     PepsiCo's policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it. PepsiCo retains an independent organization to tabulate shareholder votes and certify voting results.

                        1996 SHAREHOLDERS' PROPOSALS

     PepsiCo welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. In the event that a shareholder desires to have a proposal formally considered at the 1996 Annual Shareholders' Meeting, and included in the Proxy Statement for that Meeting, the proposal must be received in writing by PepsiCo on or before November 25, 1995.

                                GENERAL

     The costs relating to this Proxy Statement, the proxy and the Annual Meeting are being borne by PepsiCo.

     In addition to the solicitation of proxies by mail, PepsiCo intends to request brokers and bank nominees to solicit proxies from their principals and will pay such brokers and bank nominees their expenses in that connection.

     To assure the presence in person or by proxy of the necessary quorum for holding the meeting, PepsiCo has employed the firm of Georgeson & Company, Inc. to assist in soliciting proxies by mail, telephone, telegraph and personal interview for fees estimated at approximately $21,000.

     In addition, employees of PepsiCo (none of whom will receive any additional compensation therefor) may solicit proxies.

     The Annual Report to Shareholders for 1994, which includes financial statements, has been mailed with this Proxy Statement or previously delivered to shareholders and does not form a part of the material for the solicitation of proxies. In an effort to reduce postage costs, we have sent materials at bulk mail rates. If, upon receipt of your proxy material, you have not received the Annual Report, please write or call PepsiCo's Manager of Shareholder Relations, at PepsiCo, Inc., Purchase, NY 10577 or (914) 253-3055.

     Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                       By order of the Board of Directors,

                                                      EDWARD V. LAHEY, JR.
                                                                  Secretary

                                  APPENDIX

PEPSICO, INC.

                                                        March 28, 1995

Dear Shareholder:

Overall 1994 was a good year for PepsiCo. Sales were up 14 percent, and earnings per share grew 10 percent, excluding unusual items.

Over the last five years, PepsiCo's earnings per share have grown at a compounded annual rate of over 14 percent, before accounting changes. During that time -- even with our stock performance of 1994 -- our total return to shareholders grew at a compounded annual rate of 13 percent. This means if all dividends were reinvested, an investment in PepsiCo at the beginning of 1990 has nearly doubled.

As proud as we are of this record, our eye is on the future, and 1994 suggests we are well positioned to continue our tradition of strong growth.

Your   proxy   card  is  attached  below.   Please  read  the   enclosed   proxy
statement, then vote and return the card at your earliest convenience.

                                               Sincerely,

                                               WAYNE CALLOWAY

                                               Wayne Calloway
                                               Chairman and
                                               Chief Executive Officer

               DIRECTIONS TO PEPSICO, INC. WORLD HEADQUARTERS
                             PURCHASE, NEW YORK

                               BY CAR FROM NEW YORK
                               WEST SIDE - MANHATTAN - BRONX
                               West  Side Highway/Henry Hudson  Parkway
                               to  Cross  County  Parkway  East.   Take
                               Hutchinson  River Parkway Northbound  to
                               Exit  28 (Lincoln Avenue, Port Chester).
                               Left  on Lincoln Avenue and proceed  one
                               (1) mile to PepsiCo on right.
                               EAST SIDE - MANHATTAN
                               East  Side  Drive to Bronx  via  Triboro
                               Bridge.   Take  the Bruckner  Expressway
                               (278)  North  to  the  Hutchinson  River
                               Parkway  Exit  28 (Lincoln Avenue,  Port
                               Chester), and follow directions above.
                               EAST SIDE - BRONX
                               Hutchinson River Parkway North  to  Exit
                               28  (Lincoln Avenue, Port Chester),  and
                               follow directions above.
[LOCAL AREA MAP IS PROVIDED    BROOKLYN, QUEENS & J.F. KENNEDY AIRPORT
IN PRINTED PROXY STATEMENT     Van Wyck Expressway (678) to the Bronx
SHOWING MAIN ROADS             Whitestone Bridge to Hutchinson River
SURROUNDING PEPSICO WORLD      Parkway North.  Take Exit 28 (Lincoln
HEADQUARTERS IN PURCHASE,      Avenue, Port Chester), and follow
NEW YORK]                      directions above.
                               LA GUARDIA AIRPORT
                               Grand Central Parkway East to Whitestone
                               Expressway  Exit.  Cross the  Whitestone
                               Bridge North to Hutchinson River Parkway
                               North.   Take  Exit 28 (Lincoln  Avenue,
                               Port  Chester),  and  follow  directions
                               above.
                               FROM LONG ISLAND
                               Long  Island  Expressway  or  the  Grand
                               Central  Parkway  to  the  Cross  Island
                               Parkway.  Cross Island Parkway  West  to
                               the  Throgs  Neck Bridge.  Cross  Throgs
                               Neck  Bridge North and travel  North  on
                               New   England  Thruway  (Route  95)   to
                               Hutchinson River Parkway North  to  Exit
                               28  (Lincoln Avenue, Port Chester),  and
                               follow directions above.
                               FROM  WEST OF HUDSON RIVER - TAPPAN  ZEE
                               BRIDGE
                               Cross  Tappan Zee Bridge South.   Follow
                               Cross  Westchester (Interstate  287)  to
                               Exit    8E.     (Route   127   Harrison,
                               Westchester    Avenue).      Stay     on
                               Westchester  Avenue and turn  left  onto
                               Anderson Hill Road.  Proceed about  four
                               (4) miles to PepsiCo on right.
                               FROM CONNECTICUT - MERRITT PARKWAY
                               Take  the  Merrit Parkway  South,  which
                               becomes the Hutchinson River Parkway, to
                               Exit  28 (Lincoln Avenue, Port Chester).
                               Turn  right and proceed one (1) mile  to
                               PepsiCo on right.
                               NEW ENGLAND THRUWAY
                               Follow  the New England Thruway to  Exit
                               for    Cross   Westchester   Expressway,
                               Westbound.    Take   Exit    9    North,
                               Hutchinson  River Parkway,  to  Exit  28
                               (Lincoln  Avenue, Port  Chester).   Turn
                               left onto Lincoln Avenue and proceed one
                               (1) mile to PepsiCo on right.
                               FROM NORTHERN WESTCHESTER
                               Take  684  South to Westchester  Airport
                               Exit, Route 120 South.  Left on Purchase
                               Street  to Anderson Hill Road,  left  on
                               Anderson Hill Road to PepsiCo on right.

                                                  V  FOLD  AND  DETACH HERE V                      (See reverse side for directions)
- ------------------------------------------------------------------------------------------------------------------------------------
        Please mark
/ X /   votes as in
        this example.



THE BOARD OF DIRECTORS RECOMMENDS A   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4, 5, 6 AND 7.
       VOTE FOR ITEMS 1 AND 2.
1. Election of Directors Nominees:                              FOR AGAINST ABSTAIN                           FOR   AGAINST  ABSTAIN
   J.F. Akers, R.E. Allen,            3. Shareholder Proposal   /  /   /  /   /  /  6. Shareholder Proposal   /  /    /  /    /  /
   D.W. Calloway, R.A. Enrico,           (Proxy Statement p. 13)                       (Proxy Statement p. 17)
   J.J. Murphy,              WITHHELD
   A.E. Pearson,        FOR  FOR ALL
   S.P. Rockefeller,   /  /    /  /   4. Shareholder Proposal   /  /   /  /   /  /  7. Shareholder Proposal   /  /    /  /    /  /
   R.B. Smith,                           (Proxy Statement p. 14)                       (Proxy Statement p. 18)
   R.H. Stewart, III
   F.A. Thomas
   P.R. Vagelos,                      5. Shareholder Proposal   /  /   /  /   /  /
   A.R. Weber                            (Proxy Statement p. 15)


_____________________________________

WITHHELD  FOR: (Write that nominee's
name above).

2. Approval of  /  /   /  /    /  /
   Auditors     FOR  AGAINST  ABSTAIN

                                                             WHERE NO VOTING INSTRUCTIONS ARE GIVEN,         I PLAN TO ATTEND
                                                             THE SHARES REPRESENTED BY THIS PROXY            MEETING        \  \
                                                             WILL BE VOTED FOR ITEMS NO. 1 AND 2               If you check this
                                                             AND VOTED AGAINST ITEMS NO. 3, 4, 5, 6          box to the right an
                                                             AND 7.                                          admission card will
                                                                                                             be sent to you.

                                                             Receipt is hereby acknowledged of the PepsiCo Notice of Meeting  and
                                                             Proxy  Statement.  IMPORTANT:  Please sign exactly as your  name  or names  appear  on this Proxy.  Where shares are held  jointly,  both
                                                             holders   should   sign.   When  signing  as   attorney,   executor,
                                                             administrator, trustee or guardian, please give your full  title  as such,  if  the  holder is a corporation, execute in  full  corporate name by authorized officer.



                                                                       Signature:_____________________________ Date______________


                                                                       Signature:_____________________________ Date______________
                                                                                                                (See other side)

                                PEPSICO, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 3, 1995
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

                The  undersigned  hereby appoints D. Wayne  Calloway  and
          Edward  V.  Lahey,  Jr.,  and each of  them,  proxies  for  the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of
P         PepsiCo, Inc., in Purchase, New York, on Wednesday, May 3, 1995
R         from  9:00  A.M. to 11:00 A.M., or at any adjournment  thereof,
O         upon the matters set forth on the reverse side and described in
X         the  accompanying Proxy Statement and upon such other  business
Y as may properly come before the meeting or any adjournment thereof.

               PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                             (Continued and to be signed on other side)

                                                  V  FOLD  AND  DETACH  HERE   V                (See reverse side for directions)
- ---------------------------------------------------------------------------------------------------------------------------------

        Please mark
/ X /   votes as in
        this example.



THE BOARD OF DIRECTORS RECOMMENDS A   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 3, 4, 5, 6 AND 7.
       VOTE FOR ITEMS 1 AND 2.
1. Election of Directors Nominees:                              FOR AGAINST ABSTAIN                           FOR   AGAINST  ABSTAIN
   J.F. Akers, R.E. Allen,            3. Shareholder Proposal   /  /   /  /   /  /  6. Shareholder Proposal   /  /    /  /    /  /
   D.W. Calloway, R.A. Enrico,           (Proxy Statement p. 13)                       (Proxy Statement p. 17)
   J.J. Murphy,              WITHHELD
   A.E. Pearson,        FOR  FOR ALL
   S.P. Rockefeller,   /  /    /  /   4. Shareholder Proposal   /  /   /  /   /  /   7. Shareholder Proposal  /  /    /  /    /  /
   R.B. Smith,                           (Proxy Statement p. 14)                        (Proxy Statement p. 18)
   R.H. Stewart, III
   F.A. Thomas
   P.R. Vagelos,                      5. Shareholder Proposal   /  /   /  /   /  /
   A.R. Weber                            (Proxy Statement p. 15)


_____________________________________

WITHHELD  FOR: (Write that nominee's
name above).

2. Approval of  /  /   /  /    /  /
   Auditors     FOR  AGAINST  ABSTAIN

                                                             WHERE NO VOTING INSTRUCTIONS ARE GIVEN,
                                                             THE SHARES REPRESENTED BY THIS PROXY
                                                             WILL BE VOTED FOR ITEMS NO. 1 AND 2
                                                             AND VOTED AGAINST ITEMS NO. 3, 4, 5, 6
                                                             AND 7.


                                                             Receipt is hereby acknowledged of the PepsiCo Notice of Meeting  and
                                                             Proxy  Statement.  IMPORTANT:  Please sign exactly as your  name  or names  appear  on this Proxy.  Where shares are held  jointly,  both
                                                             holders   should   sign.   When  signing  as   attorney,   executor,
                                                             administrator, trustee or guardian, please give your full  title  as such,  if  the  holder is a corporation, execute in  full  corporate name by authorized officer.



                                                                       Signature:_____________________________ Date______________


                                                                       Signature:_____________________________ Date______________
                                                                                                                (See other side)

                                PEPSICO, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 May 3, 1995
        THIS PROXY IS SOLICITED ON BEHALF OF PEPSICO'S BOARD OF DIRECTORS

                The  undersigned  hereby appoints D. Wayne  Calloway  and
          Edward  V.  Lahey,  Jr.,  and each of  them,  proxies  for  the undersigned, with full power of substitution, to vote all shares of PepsiCo, Inc. Capital Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of
P         PepsiCo, Inc., in Purchase, New York, on Wednesday, May 3, 1995
R         from  9:00  A.M. to 11:00 A.M., or at any adjournment  thereof,
O         upon the matters set forth on the reverse side and described in
X         the  accompanying Proxy Statement and upon such other  business
Y as may properly come before the meeting or any adjournment thereof.

               PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                             (Continued and to be signed on other side)